Exhibit 99.1

Veeva Announces Fiscal 2019 First Quarter Results

Total Revenues of $195.5M, up 22% Year-over-year

Subscription Services Revenues of $156.0M, up 21% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--May 24, 2018--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal first quarter ended April 30, 2018. All results, including prior periods, and guidance reflect the new revenue recognition standard ASC 606.

“A strong focus on customer success and cloud innovation is fueling Veeva’s momentum and helping to advance the industry,” said CEO Peter Gassner. “Our entry into the data warehouse market with Veeva Nitro is a major expansion of our industry cloud for life sciences. It gives customers a modern cloud alternative to custom commercial data warehouses and delivers the foundation they need for advanced analytics and AI.”

Fiscal 2019 First Quarter Results:

  Revenues: Total revenues for the first quarter were $195.5 million, up from $159.8 million one year ago, an increase of 22% year-over-year. Subscription services revenues for the first quarter were $156.0 million, up from $129.1 million one year ago, an increase of 21% year-over-year.
  Operating Income and Non-GAAP Operating Income(1): First quarter operating income was $44.0 million, compared to $38.9 million one year ago, an increase of 13% year-over-year. Non-GAAP operating income for the first quarter was $62.9 million, compared to $52.1 million one year ago, an increase of 21% year-over-year.
  Net Income and Non-GAAP Net Income(1): First quarter net income was $44.3 million, compared to $37.0 million one year ago, an increase of 20% year-over-year. Non-GAAP net income for the first quarter was $51.4 million, compared to $34.3 million one year ago, an increase of 50% year-over-year.
  Net Income per Share and Non-GAAP Net Income per Share(1): For the first quarter, fully diluted net income per share was $0.29, compared to $0.24 one year ago, while non-GAAP fully diluted net income per share was $0.33, compared to $0.23 one year ago.

“We’re pleased to have posted another quarter of results above our guidance and delivered solid operating cash flow in Q1,” said CFO Tim Cabral. “With a combination of disciplined execution and expanding market opportunities, Veeva is well positioned for a long runway of strong revenue growth and profitability.”

Recent Highlights:

  Delivering the Next-Generation Commercial Data Warehouse — The company introduced Veeva Nitro, a data warehouse built specifically for the commercial side of life sciences. Veeva Nitro eliminates the time and effort of custom data warehouse development and maintenance with a ready-to-use cloud solution that continually improves over time. With Veeva Nitro, the industry will now have the right commercial data foundation for business intelligence (BI) and artificial intelligence (AI).
  Strong Uptake Across Veeva Development Cloud and Another Top 50 Standardizes — The company saw strength in Vault Clinical, Vault Quality, and Vault RIM. A top 50 biopharmaceutical company selected Vault eTMF, Vault Submissions, and Vault Submissions Archive as its global standards for clinical and regulatory. Vault eTMF saw its second highest sales quarter ever. And Vault CTMS crossed a significant milestone with 10 live customers and 24 total, just over a year since its release.
  Continued Growth of Veeva Commercial Cloud — A top 50 biopharmaceutical company committed to expanding their use of Veeva CRM across their European field organization to harmonize their systems globally. Veeva CRM add-on products also continued to see strong growth, with a top 20 biopharmaceutical company selecting Veeva CRM Events Management to support their U.S. teams. Momentum for Veeva CRM continued within small and mid-sized companies as well, with 14 new customers added in the quarter.

Financial Outlook:

Veeva is providing guidance for its fiscal second quarter ending July 31, 2018 as follows:

  Total revenues between $203 and $204 million.
  Non-GAAP operating income between $64 and $65 million(2).
  Non-GAAP fully diluted net income per share between $0.33 and $0.34(2).

Veeva is providing guidance for its fiscal year ending January 31, 2019 as follows:

  Total revenues between $826 and $830 million.
  Non-GAAP operating income between $261 and $265 million(2).
  Non-GAAP fully diluted net income per share between $1.36 and $1.38(2).

Conference Call Information:

What:	Veeva’s Fiscal 2019 First Quarter Results Conference Call
When:	Thursday, May 24, 2018
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-833-235-5654, domestic
1-647-689-4160, international
Conference ID 655 5019
Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2018 or fiscal year ending January 31, 2019 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 625 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) breaches in our security measures or unauthorized access to our customers’ data; (ii) our expectation that the future growth rate of our revenues will decline; (iii) fluctuation of our results, which may make period-to-period comparisons less meaningful; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) loss of one or more customers, particularly any of our large customers; (vii) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (viii) failure to sustain the level of profitability we have achieved in the past as our costs increase; (ix) adverse changes in economic, regulatory, or market conditions, particularly in the life sciences industry, including as a result of customer mergers; (x) our ability to attract and retain highly skilled employees and manage our growth effectively; (xi) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xii) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-K for the period ended January 31, 2018. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	April 30,	January 31,
	2018	2018
		*As Adjusted
Assets
Current assets:
Cash and cash equivalents	$460,239	$320,183
Short-term investments	458,069	441,779
Accounts receivable, net	154,840	224,668
Unbilled accounts receivable	17,635	13,348
Prepaid expenses and other current assets	12,045	12,443
Total current assets	1,102,828	1,012,421
Property and equipment, net	51,500	52,284
Deferred costs, net, noncurrent	29,338	30,306
Goodwill	95,804	95,804
Intangible assets, net	29,644	31,490
Deferred income taxes, noncurrent	2,189	2,222
Other long-term assets	6,352	5,806
Total assets	$1,317,655	$1,230,333

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,023	$6,944
Accrued compensation and benefits	15,380	17,054
Accrued expenses and other current liabilities	12,263	13,152
Income tax payable	—	2,080
Deferred revenue	289,560	266,939
Total current liabilities	326,226	306,169
Deferred income taxes, noncurrent	9,737	10,949
Other long-term liabilities	7,255	6,977
Total liabilities	343,218	324,095
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	539,665	515,272
Accumulated other comprehensive income	1,096	1,600
Retained earnings	433,675	389,365
Total stockholders’ equity	974,437	906,238
Total liabilities and stockholders’ equity	$1,317,655	$1,230,333

_______

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), and ASU 2018-02, “Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” both of which were adopted on February 1, 2018.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three months ended April 30,
	2018	2017
		*As Adjusted
Revenues:
Subscription services	$156,003	$129,131
Professional services and other	39,544	30,641
Total revenues	195,547	159,772
Cost of revenues(3):
Cost of subscription services	29,913	26,138
Cost of professional services and other	30,242	22,739
Total cost of revenues	60,155	48,877
Gross profit	135,392	110,895
Operating expenses(3):
Research and development	37,197	28,311
Sales and marketing	34,385	30,141
General and administrative	19,854	13,580
Total operating expenses	91,436	72,032
Operating income	43,956	38,863
Other income, net	2,139	591
Income before income taxes	46,095	39,454
Provision for income taxes	1,785	2,458
Net income	$44,310	$36,996

Net income attributable to common stockholders, basic and diluted:	$44,310	$36,996

Net income per share attributable to common stockholders:
Basic	$0.31	$0.27
Diluted	$0.29	$0.24

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	142,777	137,096
Diluted	154,935	151,056
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$305	$(106)
Net change in cumulative foreign currency translation gain (loss)	(809)	905
Comprehensive income	$43,806	$37,795

(3) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$345	$342
Cost of professional services and other	2,328	1,689
Research and development	4,667	3,802
Sales and marketing	4,088	3,847
General and administrative	5,583	2,108
Total stock-based compensation	$17,011	$11,788

_______

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three months ended April 30,
	2018	2017
		*As Adjusted
Cash flows from operating activities
Net income	$44,310	$36,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,596	3,449
Amortization of premiums on short-term investments	(179)	456
Stock-based compensation	17,011	11,788
Amortization of deferred costs	4,519	4,048
Deferred income taxes	(50)	(647)
Loss on foreign currency from market-to-market derivative	23	49
Bad debt expense	236	(8)
Changes in operating assets and liabilities:
Accounts receivable	69,592	70,804
Unbilled accounts receivable	(4,287)	(7,932)
Deferred costs	(3,551)	(3,717)
Income taxes	(2,496)	(2,545)
Other current and long-term assets	(713)	(1,491)
Accounts payable	1,981	(456)
Accrued expenses and other current liabilities	(2,564)	905
Deferred revenue	22,650	29,411
Other long-term liabilities	507	1,051
Net cash provided by (used in) operating activities	150,585	142,161
Cash flows from investing activities
Purchases of short-term investments	(193,162)	(56,249)
Maturities and sales of short-term investments	176,544	58,696
Purchases of property and equipment	(709)	(3,960)
Capitalized internal-use software development costs	(230)	(791)
Net cash provided by (used in) investing activities	(17,557)	(2,304)
Cash flows from financing activities
Proceeds from exercise of common stock options	7,839	7,285
Net cash provided by financing activities	7,839	7,285
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(811)	913
Net change in cash, cash equivalents, and restricted cash	140,056	148,055
Cash, cash equivalents, and restricted cash at beginning of period	321,387	218,607
Cash, cash equivalents, and restricted cash at end of period	$461,443	$366,662

_______

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), and ASU 2016-18, “Statement of Cash Flows, Restricted Cash,” both of which were adopted on February 1, 2018.

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three months ended April 30,
	2018	2017
		*As Adjusted
Cost of subscription services revenues on a GAAP basis	$29,913	$26,138
Stock-based compensation expense	(345)	(342)
Amortization of purchased intangibles	(901)	(1,055)
Amortization of internal-use software	(156)	(121)
Cost of subscription services revenues on a non-GAAP basis	$28,511	$24,620

Gross margin on subscription services revenues on a GAAP basis	80.8%	79.8%
Stock-based compensation expense	0.2	0.3
Amortization of purchased intangibles	0.6	0.7
Amortization of internal-use software	0.1	0.1
Gross margin on subscription services revenues on a non-GAAP basis	81.7%	80.9%

Cost of professional services and other revenues on a GAAP basis	$30,242	$22,739
Stock-based compensation expense	(2,328)	(1,689)
Deferred compensation associated with Zinc Ahead acquisition	(5)	(6)
Cost of professional services and other revenues on a non-GAAP basis	$27,909	$21,044

Gross margin on professional services and other revenues on a GAAP basis	23.5%	25.8%
Stock-based compensation expense	5.9	5.5
Gross margin on professional services and other revenues on a non-GAAP basis	29.4%	31.3%

Gross profit on a GAAP basis	$135,392	$110,895
Stock-based compensation expense	2,673	2,031
Amortization of purchased intangibles	901	1,055
Amortization of internal-use software	156	121
Deferred compensation associated with Zinc Ahead acquisition	5	6
Gross profit on a non-GAAP basis	$139,127	$114,108

Gross margin on total revenues on a GAAP basis	69.2%	69.4%
Stock-based compensation expense	1.4	1.3
Amortization of purchased intangibles	0.4	0.6
Amortization of internal-use software	0.1	0.1
Gross margin on total revenues on a non-GAAP basis	71.1%	71.4%

Research and development expense on a GAAP basis	$37,197	$28,311
Stock-based compensation expense	(4,667)	(3,802)
Capitalization of internal-use software	230	790
Deferred compensation associated with Zinc Ahead acquisition	(109)	(109)
Research and development expense on a non-GAAP basis	$32,651	$25,190

Sales and marketing expense on a GAAP basis	$34,385	$30,141
Stock-based compensation expense	(4,088)	(3,847)
Amortization of purchased intangibles	(947)	(947)
Deferred compensation associated with Zinc Ahead acquisition	(15)	(18)
Sales and marketing expense on a non-GAAP basis	$29,335	$25,329

General and administrative expense on a GAAP basis	$19,854	$13,580
Stock-based compensation expense	(5,583)	(2,108)
Deferred compensation associated with Zinc Ahead acquisition	—	(4)
General and administrative expense on a non-GAAP basis	$14,271	$11,468

_______

* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three months ended April 30,
	2018	2017
		*As Adjusted
Operating expense on a GAAP basis	$91,436	$72,032
Stock-based compensation expense	(14,338)	(9,757)
Amortization of purchased intangibles	(947)	(947)
Capitalization of internal-use software	230	790
Deferred compensation associated with Zinc Ahead acquisition	(124)	(131)
Operating expense on a non-GAAP basis	$76,257	$61,987

Operating income on a GAAP basis	$43,956	$38,863
Stock-based compensation expense	17,011	11,788
Amortization of purchased intangibles	1,848	2,002
Capitalization of internal-use software	(230)	(790)
Amortization of internal-use software	156	121
Deferred compensation associated with Zinc Ahead acquisition	129	137
Operating income on a non-GAAP basis	$62,870	$52,121

Operating margin on a GAAP basis	22.5%	24.3%
Stock-based compensation expense	8.7	7.3
Amortization of purchased intangibles	0.9	1.3
Capitalization of internal-use software	(0.1)	(0.5)
Amortization of internal-use software	0.1	0.1
Deferred compensation associated with Zinc Ahead acquisition	0.1	0.1
Operating margin on a non-GAAP basis	32.2%	32.6%

Net income on a GAAP basis	$44,310	$36,996
Stock-based compensation expense	17,011	11,788
Amortization of purchased intangibles	1,848	2,002
Capitalization of internal-use software	(230)	(790)
Amortization of internal-use software	156	121
Deferred compensation associated with Zinc Ahead acquisition	129	137
Income tax effect on non-GAAP adjustments(4)	(11,867)	(15,991)
Net income on a non-GAAP basis	$51,357	$34,263

Diluted net income per share on a GAAP basis	$0.29	$0.24
Stock-based compensation expense	0.11	0.08
Amortization of purchased intangibles	0.01	0.02
Capitalization of internal-use software	—	—
Amortization of internal-use software	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	—
Income tax effect on non-GAAP adjustments(4)	(0.08)	(0.11)
Diluted net income per share on a non-GAAP basis	$0.33	$0.23

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* Prior-period information has been restated for the adoption of ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606), which was adopted on February 1, 2018.

(4) For the three months ended April 30, 2018, management used an estimated annual effective non-GAAP tax rate of 21.0%. In the same period last year, management used an estimated annual effective non-GAAP tax rate of 35.0%.

CONTACT:
Investor Relations Contact:
Veeva Systems Inc.
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact:
Veeva Systems Inc.
Roger Villareal, 925-264-8885
pr@veeva.com